UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

Commission file number: 001-33225

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33225 (Commission File Number)	20-5336063
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2122 York Road, Oak Brook, IL		60523
(Address of principal executive offices)		(Zip Code)

(630) 574-3000

(Registrant’s telephone number, including area code)

(Fomer name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2019, Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”), Great Lakes Dredge & Dock Company, LLC, NASDI Holdings, LLC, Great Lakes Dredge & Dock Environmental, Inc., Great Lakes Environmental & Infrastructure Solutions, LLC, Great Lakes Environmental & Infrastructure, LLC, Great Lakes U.S. Fleet Management, LLC, and Drews Services LLC (collectively with the Company, the “Credit Parties”) entered into an amended and restated revolving credit and security agreement (as amended, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”) with certain financial institutions from time to time party thereto as lenders, PNC Bank, National Association, as Agent (the “Agent”), PNC Capital Markets, CIBC Bank USA, Suntrust Robinson Humphrey, Inc. and Bank of America, N.A., as Joint Lead Arrangers and Joint Bookrunners, and HSBC USA, N.A., as Documentation Agent.  The Amended Credit Agreement amends and restates the prior Revolving Credit and Security Agreement dated as of December 30, 2016 (as amended, the “Prior Credit Agreement”) by and among the financial institutions from time to time party thereto as lenders, the Agent and the Credit Parties party thereto, such that the terms and conditions of the Prior Credit Agreement have been subsumed and replaced in their entirety by the terms and conditions of the Amended Credit Agreement, including the amount available under the revolving credit facility. The terms of the Amended Credit Agreement are summarized below.

The Amended Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of up to $200 million of which the full amount is available for the issuance of standby letters of credit. The maximum borrowing capacity under the Amended Credit Agreement is determined by a formula and may fluctuate depending on the value of the collateral included in such formula at the time of determination.   The Amended Credit Agreement also includes an increase option that will allow the Company to increase the senior secured revolving credit facility by an aggregate principal amount of up to $100 million. This increase is subject to lenders providing incremental commitments for such increase, the Credit Parties having adequate borrowing capacity and provided that no default or event of default exists both before and after giving effect to such incremental commitment increase.

The Amended Credit Agreement contains customary representations and affirmative and negative covenants, including a springing financial covenant that requires the Credit Parties to maintain a fixed charge coverage ratio (ratio of earnings before income taxes, depreciation and amortization, net interest expenses, non-cash charges and losses and certain other non-recurring charges, minus capital expenditures, income and franchise taxes, to net cash interest expense plus scheduled cash principal payments with respect to debt plus restricted payments paid in cash) of not less than 1.10 to 1.00.  The Amended Credit Agreement also contains customary events of default (including non-payment of principal or interest on any material debt and breaches of covenants) as well as events of default relating to certain actions by the Company’s surety bonding providers. The obligations of the Credit Parties under the Amended Credit Agreement will be unconditionally guaranteed, on a joint and several basis, by each existing and subsequently acquired or formed material direct and indirect domestic subsidiary of the Company. Borrowings under the Amended Credit Agreement will be used to pay fees and expenses related to the Amended Credit Agreement, finance acquisitions permitted under the Amended Credit Agreement, finance ongoing working capital and for other for general corporate purposes. The Amended Credit Agreement matures on May 3, 2024; provided that the maturity date shall be accelerated to the date that is ninety-one (91) days prior to the scheduled maturity date of the Company’s unsecured senior notes if the Company fails to refinance its unsecured senior notes prior to their scheduled maturity date.   The refinanced notes must have a maturity on or after the date that is 180 days after the maturity date of the Amended Credit Agreement.

The obligations under the Amended Credit Agreement are secured by substantially all of the assets of the Credit Parties. The outstanding obligations thereunder shall be secured by a valid first priority perfected lien on substantially all of the U.S. flagged and located vessels of the Credit Parties and a valid perfected lien on all domestic accounts receivable and substantially all other assets of the Credit Parties, subject to the permitted liens and interests of other parties (including the Company’s surety bonding providers).

Interest on the senior secured revolving credit facility of the Amended Credit Agreement is equal to either a Domestic Rate option or LIBOR option, at the Company’s election.  As of the Closing Date, (a) the Domestic Rate option is the highest of (1) the base commercial lending rate of PNC Bank, National Association, as publically announced, (2) the sum of the federal funds open rate plus 0.5% and (3) the sum of the daily LIBOR rate plus 1.0%, so long as a daily LIBOR rate is offered, ascertainable and not unlawful plus an interest margin of 0.5%; and (b) the LIBOR Rate option is the rate that applies for the applicable interest period on the Bloomberg page BBAMI (or such other substitute page or alternate source as agreed) plus an interest margin of 1.5%.   After the date on which a borrowing base certificate is required to be delivered under Section 9.2 of the Amended Credit Agreement (commencing with the fiscal quarter ending September 30, 2019, the “Adjustment Date”), the Domestic Rate option will be the Domestic Rate plus an interest margin ranging between .5% and 1.0% and the LIBOR Rate option will be the LIBOR Rate plus an interest margin ranging between 1.5% and 2.0%, in each case, depending on the quarterly average undrawn availability on the Amended Credit Agreement.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

10.1*

Amended and Restated Revolving Credit and Security Agreement dated as of May 3, 2019 by and among Great Lakes Dredge & Dock Corporation, as Borrower, each other Credit Party party hereto from time to time, the financial institutions which are now or which hereafter become a party hereto as lenders, PNC Capital Markets, CIBC Bank, USA, Suntrust Robinson Humphrey, Inc., and Bank of America, N.A., as joint lead arrangers and joint bookrunners, HSBC Bank USA, N.A., as documentation agent, and PNC Bank, National Association, as lender and as agent.

*

Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Great Lakes Dredge & Dock Corporation
(registrant)

By:	/s/ Mark W. Marinko
Mark W. Marinko
Senior Vice President and Chief Financial Officer

Date: May 9, 2019